Exhibit 99.1

News Release

Investor Contact: Paul Fehlman, vice president, financial planning & analysis and investor relations (972) 443-6517

Media Contact: Steve Boone, director, global communications & public affairs (972) 443-6644

FOR IMMEDIATE RELEASE

Flowserve Completes $1 Billion Credit Facility

DALLAS, December 14, 2010 – Flowserve Corp. (NYSE:FLS), a leading provider of flow control products and services for the global infrastructure markets, announced today that it has completed a new $1 billion, five-year credit facility, which includes a $500 million term loan and a $500 million revolver that the company can increase, subject to certain conditions, by up to $200 million. The new facility was led by Bank of America, N.A., and replaces the company’s existing facility that was scheduled to mature in August 2012.

“We are pleased to complete this new credit facility. Although general credit markets are notably tighter than when we completed our existing facility in 2005, we are encouraged by the high level of support received from the banking community,” said Dean Freeman, Flowserve senior vice president, finance and treasurer. “By extending the maturity through 2015, the new facility supports the continued strength and stability of our capital structure. Additionally, the more favorable lending covenants will help further enhance our operating flexibility and cash flow utilization as we continue working to execute our growth strategies and drive disciplined profitable growth over the long term.”

The new $500 million term loan, which will bear an initial interest rate of the London Interbank Offered Rate (LIBOR) plus 200 basis points, replaces the existing $600 million term loan (which had approximately $539 million outstanding at refinancing) with an effective interest rate of LIBOR plus 150 basis points at September 30, 2010. Also, the new $500 million revolver, having an initial interest rate of LIBOR plus 200 basis points, replaces the existing $400 million revolver, which had an effective interest rate of LIBOR plus 87.5 basis points at September 30, 2010. The company previously reported net debt of $225 million at September 30, 2010.

About Flowserve Corp.

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 55 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

SAFE HARBOR STATEMENT: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in the global financial markets and the availability of capital and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; our ability to execute and realize the expected financial benefits from our strategic realignment initiatives; economic, political and other risks associated with our international operations, including military actions or trade embargoes that could affect customer markets, particularly Middle Eastern markets and global oil and gas producers, and non-

compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela; our furnishing of products and services to nuclear power plant facilities; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; a foreign government investigation regarding our participation in the United Nations Oil-for-Food Program; expectations regarding acquisitions and the integration of acquired businesses; our foreign subsidiaries autonomously conducting limited business operations and sales in certain countries identified by the U.S. State Department as state sponsors of terrorism; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

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